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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Office Depot, Inc. on Form S-4 of our reports dated August 20, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K of Viking Office Products, Inc. for the year ended June 27, 1997 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
July 20, 1998